UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 18, 2013

Simon Worldwide, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-21878	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

18952 MacArthur Boulevard, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 251-4660

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01.	Entry into a Material Definitive Agreement.

On March 18, 2013, (the “Effective Date”), Simon Worldwide, Inc. (“the Company”), together with Richard Beckman, Joel Katz and OA3, LLC, a California limited liability company (“OA3”), entered into the Limited Liability Company Operating Agreement (the “Operating Agreement”) of Three Lions Entertainment, LLC (“Three Lions”). A copy of the Operating Agreement is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Pursuant to the Operating Agreement, on the Effective Date the Company made an initial capital contribution of $3,150,000 with respect to membership units representing 60% of the voting power of Three Lions. The membership units received by the Company represent a 60% economic interest in the economic returns of Three Lions, including certain preferences with respect to common holders on operating returns and on a liquidation or sale of Three Lions, in each case to the extent that the Company’s capital contributions have not yet been recouped. The Company has the ability to, but is not required to, make additional capital contributions of $1,850,000 and $3,500,000 not later than forty five and one hundred twenty days following the Effective Date, respectively. If the Company does not make such contributions, OA3 is obligated to make such contributions in the amounts that would otherwise be made by the Company. If OA3 makes such contributions, it will receive a proportionate interest in Three Lions, with the exception that for so long as the Company and OA3 collectively hold at least 51% of their initial investment in Three Lions, the Company will control at least 51% of the voting power of the members of Three Lions. Additionally, the Company has appointed three of five members of the Executive Board of Three Lions. For so long as the Company and OA3 collectively hold not less than 75% of the membership units they held following the third capital contribution described above, and the Company holds not less than 75% of the membership units it held following such third capital contribution, the Company shall continue to be entitled to appoint and remove three of five members of the Executive Board of Three Lions.

Three Lions intends to pursue the development, production, distribution and other exploitation of shows and events that are broadcast on television and other means of communications. These shows and events initially include branded awards shows that will be created to be aired on television.

The foregoing description of the Operating Agreement is a summary and is qualified in its entirety by the terms of the Operating Agreement.

Overseas Toys, L.P., a Delaware limited partnership (“Overseas Toys”) is the direct beneficial owner of 41,763,668 shares of the Company’s common stock, $0.01 par value per share, representing approximately 82.5% of the Company’s outstanding common stock. Multi-Accounts, LLC, a California limited liability company (“Multi-Accounts”) is the general partner of Overseas Toys. OA3 is the managing member of Multi-Accounts. Ronald W. Burkle, an individual, controls OA3.

In connection with the foregoing, Three Lions entered into an Employment Agreement with Richard Beckman, who will serve as the Chief Executive Officer of Three Lions. Mr. Beckman is guaranteed a salary of $800,000 per year for five years, plus certain bonuses and merit raises, subject to certain termination provisions.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions, although some forward-looking statements are expressed differently. Forward-looking statements represent the Company’s management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statement other than statements of historical fact included in the Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Limited Liability Company Agreement of Three Lions Entertainment, LLC, dated March 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMON WORLDWIDE, INC.

March 22, 2013	/s/ Terrence Wallock
	Name:	Terrence Wallock
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Limited Liability Company Agreement of Three Lions Entertainment, LLC, dated March 18, 2013.